                                                                    EXHIBIT 10.8

                           EXCLUSIVE LICENSE AGREEMENT
                           ---------------------------

            This Agreement ("Agreement") is effective as of September 15th, 2004 between CepTor Corporation., a Delaware corporation,  having its principal place of business at 200  International  Circle,  Suite 5100,  Hunt  Valley,  Maryland
21030-1350 ("CEPTOR") and JCR Pharmaceuticals Co., Ltd., a Japanese corporation, having  its  principal  place of  business  at 3-19  Kasuga-cho,  Ashiya,  Japan
659-0021 ("JCR").

                                    RECITALS

            Whereas,  CEPTOR  has  conceived  and  reduced to  practice  certain technologies  relating to site directed  delivery  systems,  in combination with therapeutic molecules; and

            Whereas,  JCR has an interest in the exclusive  development  of such technologies  for the use of MYODURtm brand PRODUCT (as hereinafter  defined) in the treatment of muscular dystrophy; and

            Whereas,  CEPTOR is the owner of  certain  PATENTS  (as  hereinafter defined), and has accumulated  proprietary know-how and trade secrets pertaining to MYODURtm  brand PRODUCT and its site directed  delivery  systems and protease inhibitors; and

            Whereas, CEPTOR is interested in licensing said PATENTS, proprietary know-how  and trade  secrets for the  development,  manufacture,  use,  sale and distribution  of MYODURtm brand PRODUCT for the treatment of muscular  dystrophy in the TERRITORY (as hereinafter defined) to JCR; and

            Whereas,  JCR is interested  in becoming the exclusive  licensee and desires to develop, manufacture, have made, use, sell, offer to sell, have sold, distribute,  have  distributed  MYODURtm  brand  PRODUCT  for  use  in  muscular dystrophy  throughout  the TERRITORY and to be able to sublicense  rights in the foregoing;

            NOW  THEREFORE,  in  consideration  of the  premises,  covenants and conditions herein contained, the parties do hereby agree as follows:

                1.   Definitions

                1.1  The term "AFFILIATE" shall mean:

                         (i)     Any corporation owning or controlling, directly
                                 or indirectly, at least fifty-one percent (51%)
                                 of the  stock  normally  entitled  to vote  for
                                 election of directors of CEPTOR or JCR, or

                         (ii)    any  corporation  at  least  fifty-one  percent
                                 (51%) of whose stock normally  entitled to vote
                                 for   election   of   directors   is  owned  or
                                 controlled,  directly or indirectly,  by CEPTOR
                                 or JCR, or

                        (iii)    any  other   business   entity  with  at  least
                                 fifty-one  percent (51%) of the equity interest
                                 of which is owned or  controlled,  directly  or
                                 indirectly, by CEPTOR or JCR, or

                        (iv)     any other business entity as to which CEPTOR or
                                 JCR has the possession, directly or indirectly,
                                 of the power to  direct or cause the  direction
                                 of the management and policies of such business
                                 entity whether  through the ownership of equity
                                 securities, by contract, or otherwise, or

                         (v)     any  other   business   entity  which  has  the
                                 possession,  directly  or  indirectly,  of  the
                                 power to direct or cause the  direction  of the
                                 management   and  policies  of  CEPTOR  or  JCR
                                 whether   through  the   ownership   of  equity
                                 securities, by contract, or otherwise.

            1.2 "CEPTOR IMPROVEMENTS" shall mean any CEPTOR TECHNOLOGY,  related information included but not limited to proprietary  know-how,  trade secrets of disclosures or claims in patent  applications  filed by CEPTOR,  its AFFILIATES, permitted  assigns or SUCCESSOR(S)  related to the PRODUCT and/or its use in the
FIELD, or any CEPTOR TECHNOLOGY related information  included but not limited to proprietary  know-how,  trade secrets or unexpired,  valid,  enforceable patents related to the PRODUCT  and/or its use in the FIELD  licensed  on a  "no-charge"
basis with the right to sublicense, by CEPTOR, its AFFILIATES, permitted assigns or SUCCESSOR(S),  developed,  disclosed or licensed after the EFFECTIVE DATE and during the term of this Agreement.

            1.3 "CEPTOR  TECHNOLOGY"  shall mean any  technology  related to the creation,  development,  manufacture  or  use of  carnitine  and/or  taurine  in combination with any therapeutic small molecule (and any analogues,  conjugates, or derivatives thereof) and any related information.

            1.4 "COMMON  STOCK OF CEPTOR"  shall mean the common stock of CepTor
Corporation, a Delaware corporation, par value $0.00001 per share.

            1.5 "COGS"  shall  mean the cost of goods  sold,  whether  purchased through CEPTOR or manufactured by JCR.

            1.6 "EFFECTIVE DATE" shall mean the date first written above.

            1.7 "ESCROW" shall mean that account  established at a bank or other financial  institution  for the receipt of investor funds pending  closing under the PRIVATE PLACEMENT.

            1.8 "FAIR MARKET VALUE" on any day means (i) if shares of the Common
Stock are listed or admitted for trading on a national securities exchange,  the reported  weighted  average  sales price or, if no such  reported sale occurs on such day,  the average of the closing bid and asked  prices on such day, in each

                                      -2-

case on the principal  national  securities  exchange on which the Common Shares are  listed  or  admitted  to  trading  during  the  twenty  (20)  trading  days immediately  preceding  determination,  (ii) if shares  of Common  Stock are not listed or admitted to trading on any national securities  exchange,  the average of the closing bid and asked prices in the  over-the-counter  market on for such twenty (20) day period as reported by NASDAQ or any comparable system or, if not so reported,  as reported by any New York Stock Exchange member firm selected by the Company for such  purpose or (iii) if no such  quotations  are  available on such day,  the fair  market  value of one  share of Common  Stock on such day as determined in good faith by the Board and subject to JCR's agreement.

            1.9 "FIELD" shall mean Muscular Dystrophy  including but not limited to Duchenne's Muscular Dystrophy (DMD) and Becker's Muscular Dystrophy (BMD).

            1.10 "FIRST COMMERCIAL SALE" shall mean the first commercial sale of the PRODUCT by JCR or its  AFFILIATES  or  sub-licensees  after  approval by the regulatory authorities in the country or territory of first commercial sale.

            1.11  "MINIMUM  OFFERING"  shall mean $2.5  million as is the stated
Minimum Offering in the current Private  Placement  Memorandum for the offer and sale of CEPTOR securities.

            1.12 "NET SALES" shall mean the gross revenues  received by JCR, its
AFFILIATES  or  sub-licensees,  for any  quantity of PRODUCT  subject to royalty under this  Agreement  that is sold by JCR or its  AFFILIATES or  sub-licensees,
LESS (a) discounts and allowances  actually  given to customers and  commissions paid to  distributors  and other  sales  agencies  not  employees  of JCR or its
AFFILIATES or  sub-licensees,  that are included in its gross selling price; (b)
amounts repaid or credited and allowances  including cash,  credit or free goods allowances  and  amounts  given by  reason or charge  backs,  retroactive  price reductions or billing errors and rebates (including government mandated rebates)
actually  allowed or paid;  (c) amounts  refunded or credited for PRODUCT which, due to CEPTOR, was rejected,  spoiled,  damaged or outdated;  (d) returned;  (e)
sales,  use or excise taxes and duties and freight and insurance,  to the extent included in the gross selling price charged;  and (f) COGS.  Except as set forth above,  no  deduction  from the gross  sales  shall be made for any item of cost incurred  by the  seller  in its own  operation  incident  to the  research  and development, manufacture, sale or shipment of the PRODUCT sold. PRODUCT shall be considered sold when billed out or invoiced.

            1.13 "NHI PRICE"  shall mean a price of a  prescription  drug set by the Japanese government under the National Health Insurance scheme.

            1.14 "PATENTS"  shall mean any US or foreign issued  patent(s) owned during the term of this Agreement by CEPTOR,  its AFFILIATES,  permitted assigns or  SUCCESSOR(S)  containing  one or  more  claims  to  CEPTOR  TECHNOLOGY,  any continuation-in-part,  division or continuation  application thereof, any patent

                                      -3-

or the  equivalent  thereof  granted  thereon,  any  reissue,  reexamination  or
extension  of  any  of  these  patent(s),   and  any  Supplementary   Protection
Certificates  of any of these  patents  subsequently  granted  in respect of the
PRODUCT. PATENTS are listed in APPENDIX A.

            1.15 "PRIVATE  PLACEMENT" shall mean the offering for sale by CEPTOR and  recapitalization  of CEPTOR in  connection  with its  exchange of shares of
COMMON STOCK OF CEPTOR for shares of a company that  maintains a class of common stock that is  registered  under the  securities  laws and for which  trading is permitted.

            1.16 "PRODUCT" shall mean the combination of carnitine and leupeptin
(and any analogues,  conjugates or derivatives  thereof) designated by CEPTOR as the MYODUR brand.

            1.17  "SUCCESSOR(S)"  shall mean any  successor of JCR's or CEPTOR's entire business or substantially all of JCR's and CEPTOR's  respective assets in the line of business related to this Agreement.

            1.18 "TECHNICAL INFORMATION" shall mean all information included but not limited to any  unpatented  proprietary  know-how,  trade secrets and patent applications  relating to CEPTOR TECHNOLOGY existing prior to the EFFECTIVE DATE and developed  during the term of this  Agreement  related to the PRODUCT and/or its use in the FIELD and CEPTOR IMPROVEMENTS.

            1.19 "TERRITORY" shall mean Japan, South Korea,  China,  Taiwan, and
Singapore, and each a "country" within the TERRITORY.

            1.20  "TRADEMARK"  shall  mean  the  MYODUR  brand as used on and in relation to the PRODUCT.

      2.    PATENTS

            2.1 COSTS. All future patent costs  pertaining to PATENTS  including preparation,  filing and  prosecution of patent  applications  covered under the definition of CEPTOR  IMPROVEMENTS and issuance,  taxation and maintenance costs of PATENT(s)  shall be borne by CEPTOR or its AFFILIATES,  permitted  assigns or
SUCCESSOR(S).

            2.2 CONTROL.  All control over CEPTOR PATENTS will be by CEPTOR, and all CEPTOR patent rights will be filed and prosecuted by attorneys designated by
CEPTOR.  In the event that CEPTOR fails to or chooses to not file PATENTS in the
TERRITORY,  JCR may make such filings and be issued such  PATENTS,  subject to a worldwide  royalty-free  license to CEPTOR. Costs of such filings would be borne by JCR.

            2.3 PATENT  APPLICATIONS.  Any  patent  application  or  provisional application covered under TECHNICAL INFORMATION that results in an issued patent shall  thereafter  be  included  under the  definition  of PATENTS  and shall be included in APPENDIX A.

                                      -4-

      3.    License Grant to JCR

            3.1  EXCLUSIVE  LICENSE  GRANT.  CEPTOR  hereby  grants  to  JCR  an exclusive license in the TERRITORY under PATENTS,  TECHNICAL INFORMATION and the
TRADEMARK to develop,  have developed,  use, have used,  make, have made,  sell, have sold,  distribute and have  distributed the PRODUCT in the FIELD,  with the right to grant  sublicenses.  JCR shall have the right but not the obligation to use the TRADEMARK in connection with the sale and distribution of the PRODUCT in any country in the TERRITORY  and any use by JCR of the TRADEMARK  will enure to the benefit of CEPTOR.  JCR shall have the right but not the  obligation to sell and distribute in any or all of the countries in the TERRITORY at JCR's sole and absolute option,  provided,  however, that after First Commercial Sale in any of the  countries  of the  TERRITORY,  JCR shall use its best efforts to obtain all required regulatory  approvals and commence sales in each of the other countries of the TERRITORY.

            3.2 Transfer of TECHNICAL  INFORMATION CEPTOR shall provide transfer of TECHNICAL  INFORMATION including technical assistance upon reasonable request of JCR without charge to JCR other than reasonable  travel  expenses,  including air travel,  hotels,  meals, etc. CEPTOR shall provide JCR with periodic updates of TECHNICAL INFORMATION.

            3.3 In the event that CEPTOR fails to obtain FDA approval,  or fails to complete  generation  of the clinical  data  necessary for the filing for FDA approval,  or fails to file for FDA approval for whatever reason,  the following provision shall be deemed to be deleted from paragraph 3.1. "provided,  however, that after First  Commercial Sale in any of the countries of the TERRITORY,  JCR shall use its best  efforts  to obtain all  required  regulatory  approvals  and commence sales in each of the other countries of the TERRITORY." Furthermore, if
CEPTOR's  failure to obtain FDA approval is primarily due to FDA's  rejection of
MYODUR,  JCR shall  have the  option  but not the  obligation  to seek or obtain approval in any country in the TERRITORY.

      4.    License Payments by JCR

            4.1  EQUITY  INVESTMENT  IN  CEPTOR.  JCR  shall on the later of the
EFFECTIVE  DATE,  or the  date on which  CEPTOR  notifies  JCR that the  MINIMUM
OFFERING  has been paid into  ESCROW,  purchase  $1,000,000.00USD  of the COMMON
STOCK OF CEPTOR.  The JCR  purchase of COMMON  STOCK OF CEPTOR  shall be made by purchase  of 256,000  shares of COMMON  STOCK OF CEPTOR at  $3.90625  per share, which  shares of COMMON  STOCK OF CEPTOR  shall be  exchangeable  by JCR without further  consideration into two million (2,000,000) of the recapitalized  shares of CEPTOR's common stock ("NEW SHARES") with a value of $0.50 per share upon the closing of the PRIVATE PLACEMENT.  Following  completion of the recapitalization contemplated in the PRIVATE PLACEMENT,  CEPTOR shall exchange each of the shares of COMMON  STOCK OF CEPTOR  owned by JCR for 7.8125  NEW  SHARES  being the same ratio as other existing CEPTOR shares are being exchanged for NEW SHARES. CEPTOR shall be required to cause all NEW SHARES issued to JCR to be  registered  under

                                      -5-

the Securities Acts at such time following  closing of the PRIVATE  PLACEMENT as
CEPTOR shall be required to register NEW SHARES  acquired by  purchasers  in the
PRIVATE PLACEMENT.

      LICENSE  FEE. JCR shall pay CEPTOR  $500,000  upon the approval of any IND received  by CEPTOR  from the FDA to initiate  phase I/II  clinical  studies for
PRODUCT for Muscular Dystrophy in the United States. Furthermore,  upon Ceptor's receipt of such IND approval from the FDA, JCR shall purchase  $1,000,000USD  of
NEW SHARES at FAIR MARKET VALUE.

            4.2 ROYALTIES

            JCR shall  pay to  CEPTOR  royalties  for  sales of  PRODUCT  in the
TERRITORY based on the following as determined on an annual basis:

            A royalty of twenty five (25%)  percent of annual NET SALES shall be paid,  provided  such  royalty  shall be subject to  reduction so that COGS plus royalties shall not exceed  thirty-five  (35%) percent of NHI PRICE for PRODUCT;
and

            A royalty for other  countries in the TERRITORY  shall be negotiated in consideration  of the applicable  price for PRODUCT  recognized by the health agency of that country.

            Upon  receipt of the report from JCR as  stipulated  in Section 5.1,
CEPTOR shall issue an invoice to JCR for the  corresponding  amount of royalties payable  within  thirty  (30)  days  from  the date of such  invoice,  provided, however,  failure to issue such invoice to JCR shall not affect JCR's obligation to make payment within such thirty (30) day period.

            In the event  that  CEPTOR  ceases to pursue US FDA  approval  or is rejected  for MYODUR,  then the ROYALTY  payment  provided  for herein  shall be reduced to five (5%) percent on all NET SALES by JCR or AFFILIATES.

            4.3 PATENT EXPIRATION  REDUCTION.  In the event no patents have been issued  in the  jurisdiction  or upon  expiration  of the last to  expire of the
PATENTS issued in any  jurisdiction  within the TERRITORY  applicable to PRODUCT the royalties paid for sales in such jurisdiction  shall be reduced to an amount to be determined based upon good faith negotiations of the parties.

            4.4  CURRENCY  CONVERSION.  Royalties  due on sales made in currency other than  United  States  dollars  shall  first be  calculated  in the foreign currency  and then  converted  to  United  States  dollars  on the  basis of the arithmetic  average of the applicable  closing selling rate publicly quoted by a prime bank in the  TERRITORY  for the  currency in question for each of the last ten (10) business days of the period for which royalties are due.

            4.5  CURRENCY  RESTRICTIONS.  If  restrictions  on the  transfer  of currency exist such as to prevent JCR from making royalty  payments to CEPTOR in the United  States,  JCR shall take all  reasonable  steps to obtain a waiver of such  restrictions  or otherwise  to enable JCR to make such  royalty  payments, failing  which JCR shall make only the  royalty  payment  due upon sales in such country in local  currency  and deposit  such  payments in a local bank or other depository designated by CEPTOR.

                                      -6-

      5.    Accounting

            5.1 REPORTS. JCR shall report in writing to CEPTOR within sixty (60)
days after the end of each calendar quarter the quantities of PRODUCT subject to royalties  hereunder  that were  sold by JCR its  AFFILIATES  and  sub-licensees during  said  quarter,  and  the  calculation  of the  royalties  thereon.  Upon termination or expiration of this Agreement,  the reporting  obligations in this
Section  5.1 shall end upon the  depletion  of  inventory  of PRODUCT  for sale.
Reports,  notices,  license fees and royalty  payments and other  communications hereunder shall be sent to the appropriate party at the following addresses:

                (i)      For CEPTOR: Attn. Donald W. Fallon

                              200 International Circle
                              Suite 5100
                              Hunt Valley, MD 21030-1350
                              Facsimile No. (410) 527-9998

               (ii)      For JCR:  Attn: President and Chief Executive Officer

                              JCR Pharmaceuticals Co., Ltd.
                              3-19 Kasuga-cho
                              Ashiya, 659-0021, Japan
                              Facsimile No. +81-797-38-1752

            5.2  RECORDS.  JCR  shall  keep,  and  require  each  AFFILIATE  and sub-licensees  to keep,  for a  period  of three  years  on an  on-going  basis, adequate  records in sufficient  detail to enable the  royalties  payable by JCR hereunder to be  determined  and, upon  reasonable  advance  notice,  permit and require each AFFILIATE and sub-licensee to permit,  said records to be inspected at any time during  regular  business hours no more often than one time during a period of twelve (12) consecutive months by an independent  auditor appointed by
CEPTOR and reasonably  satisfactory  to JCR for this purpose who shall report to
CEPTOR only the amount of the fees and royalties payable  hereunder.  The record keeping  obligations  under this  Section  5.2 shall end three  years  after the termination or expiration of this Agreement.

            5.3  Taxes.  In  the  event  that  JCR  or  its  AFFILIATES  or  its sub-licensees is required to withhold any tax to the tax or revenue  authorities in the TERRITORY regarding any payment (direct or indirect) to CEPTOR due to the laws of the  TERRITORY,  JCR shall  withhold  such tax from the  payment  due to
CEPTOR  and pay such tax  directly  to such tax or  revenue  authorities  in the

                                      -7-

TERRITORY  on  CEPTOR's  behalf.  JCR shall  provide  CEPTOR  with a copy of the official receipt of such tax payment.

      6.    Infringement

            6.1 REPRESENTATIONS. CEPTOR represents and warrants as follows:

               (i)   CEPTOR  is the  exclusive  owner of the  PATENTS  as of the
                     EFFECTIVE DATE and is free to license same.

              (ii)   CEPTOR is the exclusive owner of the TECHNICAL  INFORMATION as of the  EFFECTIVE  DATE  and is  free  to  disclose  and license same.

            6.2  LITIGATION.   There  are  no  actions,  suits,  or  proceedings
commenced,  pending or, to the best of CEPTOR's knowledge  threatened against or affecting CEPTOR, the licensed PATENT(s),  TECHNICAL INFORMATION or the proposed
PRODUCTS  as of the  EFFECTIVE  DATE.  CEPTOR has no  knowledge  of third  party patents which might be asserted  against JCR or its AFFILIATES or  sub-licensees relating to CEPTOR TECHNOLOGY

            6.3 NO WARRANTY OF NON-INFRINGEMENT. Nothing in this Agreement shall be  construed  as a  warranty,  assurance,  or  representation  by CEPTOR or its
AFFILIATES that JCR or its AFFILIATES or sub-licensees  can make, use, or sell a
PRODUCT free of any  proprietary  rights,  including third party patents rights, other than those specifically granted in this Agreement. CEPTOR warrants that it has the right to grant the license granted to JCR in this Agreement.

            6.4 INFRINGEMENT BY JCR. If JCR or its AFFILIATES or sublicensees is sued for  infringement  by reason of  practicing  CEPTOR  TECHNOLOGY,  JCR shall notify CEPTOR in writing of the suit and JCR shall have the sole right,  but not the  obligation,  to defend such suit at JCR's own expense or its  AFFILIATES or
SUCCESSOR(S)  as the case may be. CEPTOR shall have the right to provide  advice and  assistance in any such  litigation  at its expense,  unless such advice and assistance are requested by JCR, in which case it shall be at JCR's expense. JCR shall have the right to deduct such  expense  from  royalties  payable to CEPTOR under this  Agreement,  provided,  in the event of any award of fees or costs to
JCR from any such  litigation,  JCR and  CEPTOR  shall  equitably  allocate  the proceeds of the award in accordance with the amount of royalties that would have been paid on JCR's  activities and which were deducted from royalties to CEPTOR.
In the event CEPTOR is joined in such litigation, CEPTOR shall have the right to defend itself with counsel of its choice at CEPTOR's expense.

            6.5 INFRINGEMENT BY THIRD PARTY.

                (i)   JCR shall notify CEPTOR in writing of any  infringement by a third  party of any PATENT  which is notified to JCR and

                                      -8-

                      shall provide CEPTOR with the available evidence,  if any, of such infringement.

               (ii)   CEPTOR shall have the exclusive  right and sole discretion to  effect  termination  of such  infringement,  including bringing suit or other  proceedings  against the infringer in its own name and JCR shall be kept informed at al times of  all  such  proceedings  taken  by  CEPTOR.  If  CEPTOR requests,  JCR may, at JCR's discretion,  join with CEPTOR as a party to the lawsuit or other  proceeding at CEPTOR's expense;  however,  CEPTOR  shall  retain  control  of the prosecution of such suit or  proceedings,  as the case may
                      be.  Any  monetary   recovery  in  connection   with  such
                      infringement  action take by CEPTOR shall first be applied to reimburse  CEPTOR for its expenses in prosecuting  such proceedings and any balance shall be applied to compensate
                      JCR  for  any  losses   arising   from  said  third  party
                      infringement with any balance  remaining  thereafter to be retained by CEPTOR. If CEPTOR fails to defend against such infringement,  JCR  shall  have  the  right,  but  not the obligation,  to solely bring suit or other  proceeding  in its own name and shall keep  CEPTOR  informed  of all such
                      proceedings   taken  by  JCR.  Any  monetary  recovery  in
                      connection with such  infringement  action solely taken by
                      JCR shall be retained solely by JCR.

      7.    CONFIDENTIALITY, NON-USE AND PUBLICATIONS

            7.1 CEPTOR'S RIGHTS. Nothing in this Agreement shall be construed to prohibit  or  limit in any  manner  the  right  of  CEPTOR,  its  AFFILIATES  or
SUCCESSOR(S)  to grant any license for PATENTS or TECHNICAL  INFORMATION  to any party outside the FIELD. CEPTOR may issue public announcements or press releases relating to the existence and/or subject matter of this Agreement (excluding any disclosure of the financial  terms hereof unless  required by law or regulation)
with reference to JCR as the licensee,  only with the advance written consent of
JCR.  In no  event  shall  CEPTOR  include  in such  announcement  or  releases, explicitly  or  implicitly,  any mention or  indication  that JCR  endorses  the manufacture use or sale of any PRODUCT.

            7.2 JCR'S RIGHTS.  Nothing in this  Agreement  shall be construed to prohibit  or limit in any  manner the  sublicensing  rights  granted  under this
Agreement  to JCR,  its  AFFILIATES  or  SUCCESSOR(S)  relating  to  PATENTS  or
TECHNICAL  INFORMATION  to any party  within  the  FIELD.  JCR may issue  public announcements or press releases  relating to the existence and/or subject matter of the Agreement (excluding any financial terms hereof unless required by law or regulation)  with  reference  to CEPTOR as the  licensor,  only with the advance written consent of CEPTOR. In no event shall JCR include in such announcement or

                                      -9-

releases,  explicitly  or  implicitly,  any  mention or  indication  that CEPTOR endorses the manufacture, use or sale of any PRODUCT.

            7.3 JCR'S OBLIGATIONS.  JCR shall not use any unpublished  TECHNICAL
INFORMATION for any purpose other than as permitted  under this  Agreement.  JCR shall keep any  unpublished  TECHNICAL  INFORMATION  disclosed  to JCR by CEPTOR confidential  for a period of five (5) years  following the  termination of this
Agreement for any reason. Nothing in this Agreement shall prevent JCR from:

               (i)    seeking  issuance  of  additional   patents  or  otherwise
                      pursuing  patent  applications  relating to the PATENTS or
                      PRODUCTS at its own expense; and

              (ii)    making any  disclosure  of the text of  APPENDIX A of this
                      Agreement  or  any  unpublished,   transferred   TECHNICAL
                      INFORMATION as specifically required by law; and

             (iii)    publishing  or making  known  JCR's  data,  results or any other  information,  patents,  or  products  of  JCR.  The obligations of this Section 7.3 shall apply equally to JCR and its AFFILIATES, SUCCESSOR(S) and sub-licensees.

            7.4 CEPTOR'S  OBLIGATIONS.  CEPTOR its AFFILIATES  and  SUCCESSOR(S)
shall keep any reports  provided to CEPTOR pursuant to section 6.1, the terms of this Agreement,  and any other confidential or proprietary  information of JCR's disclosed to CEPTOR  confidential  for a period of five (5) years  following the termination of this Agreement for any reason, unless otherwise required by law.

            7.5 EXCEPTIONS TO CONFIDENTIALITY.  No first party to this Agreement shall be under any obligation to maintain  information of a second party to this
Agreement in confidence which:

               (i)    the first party can demonstrate,  by written records,  was in its  possession at the time of disclosure by the second party;

              (ii)    was in the public  domain at the time of disclosure by the second party through no fault of the first party receiving the information; or

             (iii)    becomes part of the public domain after  disclosure by the second party through no fault of the first party receiving the information; or

             (iv)     was or is  disclosed to the first party in good faith by a third party who was not and is not under any obligation of confidence  to the  second  party  at  the  time  of  said disclosure by said third party.

                                      -10-

             (v)      which is developed by the first party  independently  from information received from the second party.

      8.    INDEMNIFICATION

            Subject to the terms and  conditions  of this  Agreement,  JCR shall defend,  indemnify and hold CEPTOR harmless from and against any and all claims, suits, and expenses,  including attorney expenses, arising from the manufacture, use or sale or  other  distribution  of  PRODUCTS  by JCR or its  AFFILIATES  or sub-licensees  or persons  purchasing  PRODUCTS from them,  except to the extent attributable to the CEPTOR's gross negligence or intentional misconduct.

      9.   TERM AND TERMINATION

            9.1 DEFAULT. If either party fails to perform any of its obligations under this Agreement,  the  non-defaulting  party may give written notice to the defaulting party.  Unless such default is corrected within sixty (60) days after receipt of such  notice,  the  notifying  party may  thereafter  terminate  this
Agreement.  Notwithstanding  the foregoing,  CEPTOR may in no event terminate or otherwise seek to terminate or invalidate this Agreement,  before the end of the term as per Section 9.2 hereunder,  once JCR, its AFFILIATES and/or SUCCESSOR(S)
have incurred  cumulative  expenses  incident to the research and development of
PRODUCT(S) equal to or greater than one million dollars ($1,000,000), excluding, without limitation,  any equity investments by JCR in CEPTOR, milestone payments made to CEPTOR by JCR, or any royalty payments made to CEPTOR by JCR hereunder.

            9.2 TERM.  Unless  otherwise  terminated,  as  provided  for in this
Agreement,  this  Agreement  will continue on a  country-by-country  basis for a period of fifteen (15) years.

            9.3  TERMINATION BY JCR. This Agreement may be terminated as a whole by JCR at any time upon one  hundred  and eighty  (180) days  written  notice to
CEPTOR,  subject to JCR's  remittance of any outstanding  payments due to CEPTOR prior to or on the date such written notice becomes effective.

            9.4  SURVIVABILITY.  Sections  5,  6,  7 and  8  shall  survive  the expiration or termination of this Agreement.

      10.   WARRANTIES

            10.1 Each party  represents to the other that it is a corporation or company duly organized,  validly existing and in good standing under the laws of the State or Country of its incorporation or formation.

            10.2 Each  party  represents  and  warrants  to the other  that this
Agreement has been duly executed and  delivered and  constitutes a legal,  valid and binding  obligation  enforceable  against it in accordance with the terms of this Agreement.

                                      -11-

            10.3 Each party  represents and warrants to the other that it is not or will not be a party to any other  agreement  that will  materially  interfere with its due, timely and complete performance of this Agreement.

            10.4 Each party  represents and warrants to the other that its entry into this Agreement does not violate any agreement with any other party.

      11.   MANUFACTURING RIGHTS

            11.1 Where  applicable,  at the request of JCR,  CEPTOR shall supply and/or  cause to be  supplied  to JCR such  necessary  technology  and  know-how
(technology transfer) in order for JCR to manufacture the PRODUCT.

            11.2 Where applicable  circumstances permit JCR to manufacture,  and in the event that CEPTOR desires to purchase PRODUCT from JCR and JCR desires to supply PRODUCT to CEPTOR,  such sales shall be at JCR COGS plus a total $ amount not to exceed what CEPTOR was paying for its contract manufactured PRODUCT.

      12.   MISCELLANEOUS

            12.1 FORCE MAJEURE. Neither party shall be held liable for any delay or  failure  in  performance  of any part of this  Agreement  caused  by  fires,
strikes,  embargoes,   explosions,   power  blackouts,   computer  malfunctions,
earthquakes, volcanic action, floods, wars, water, the elements, labor disputes, civil disturbances, government requirements, civil or military authorities, acts of God or the public  enemy,  inability  to secure raw  materials,  inability to secure product of outside vendors,  terrorist acts,  transportation  facilities, acts or omissions of carriers or other causes beyond its control, whether or not similar to the foregoing conditions  (collectively referred to as "Force Majeure
Event"),  provided that the hindered  party (i) notifies the other party of such cause, (ii) exercises reasonable effort to cure such delay or failure and resume performance.

            12.2  AMENDMENTS.  This  Agreement  may be amended only by a written instrument executed by the parties.

            12.3  WAIVER.  The  failure of either  party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same.  No waiver by either party of any condition or  term in any one or  more  instances  shall  be  construed  as a  further  or continuing waiver of such condition or term or any other condition or term.

            12.4 SUCCESSOR(S). This Agreement shall be binding upon and inure to the benefit of and be  enforceable  by the parties  hereto and their  respective
SUCCESSOR(S) and permitted assigns.

            12.5  ASSIGNABILITY.  This Agreement shall not be assigned by either party without the other party's written consent.  Either party,  however,  shall have the right to transfer this Agreement to any AFFILIATE or SUCCESSOR  without

                                      -12-

the consent of the other party. Such transferee may transfer this Agreement back to the transferor party without the prior written consent of the other party.

            12.6 NOTICES AND  PAYMENTS.  Payments of fees or royalties  required hereunder shall be deemed paid if mailed by overnight service producing evidence of delivery or  delivered  by hand to the party to whom such payment is required at the address set forth in Section 6.1 hereof. Any notice required or permitted to be given hereunder shall be in writing and shall be considered given upon the earlier of (i) when  actually  received at the address set forth in Section 5.1, or (ii) two business days after such notice is properly  mailed by registered or certified mail (return receipt requested).

            12.7 VALIDITY OF PROVISIONS.  If any  provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent  jurisdiction or are deemed  unenforceable under then current applicable law from time to time in effect  during the term hereof,  it is the  intention of the parties that the remainder of this  Agreement  shall not be affected  thereby.  It is further the intention  of the  parties  that  in  lieu of each  such  invalid,  illegal,  or unenforceable  provision,  there shall be  substituted  or added as part of this
Agreement  a provision  that shall be as similar as  possible  in  economic  and business objectives to such invalid,  illegal, or unenforceable provision as was originally  intended  by the  parties,  but that  shall  be  valid,  legal,  and enforceable.

            12.8 TITLES. All titles and subtitles used in this Agreement are for purposes of  illustration  and  organization  and are not legally binding on the parties.

            12.9  RELATIONSHIP  OF THE  PARTIES.  Nothing in this  Agreement  is
intended   or  shall  be   deemed   to   constitute   a   partnership,   agency,
employer-employee,  or joint  venture  relationship  between  the  parties,  and neither  party is  authorized or empowered to act as agent for the other for any purpose  or  to  make  any  statement,  contract,  warranty,  representation  or commitment on behalf of the other.

            12.10  DISPUTE  RESOLUTION  AND  APPLICABLE  LAW. The parties  shall attempt in good faith to resolve any dispute  arising out of or relating to this
Agreement promptly by negotiations  between executives who have the authority to settle such dispute. Either party may give the other party written notice of any dispute  hereunder not resolved in the normal course of business.  Within thirty
(30) days  following  such  delivery of such notice,  executives of both parties shall discuss by telephone or meeting at a mutually  acceptable  time and place, and thereafter as often as they reasonably deem necessary,  to exchange relevant information, and to attempt to resolve such dispute.

                   (i)    If the matter has not been resolved  within sixty (60)
                          days following the disputing  party notice,  or if the
                          parties fail to discuss or meet within the thirty (30)
                          day  period,  then  within  ten (10) days  thereafter,
                          either     party     may     initiate      non-binding
                          arbitration/mediation, which shall be held in New York
                          City,  New York and shall be conducted  in  accordance
                          with   the   rules   of   the   American   Arbitration
                          Association.  Once  arbitration/mediation is initiated

                                      -13-

                          by one Party, the other Party agrees to participate in
                          and  conduct   mediation   in   accordance   with  the
                          applicable  in  good  faith  and not to  pursue  other
                          remedies   while   such    arbitration/mediation    is
                          proceeding.

                   (ii)   This Agreement  shall be interpreted  and governed by,
                          and all  differences  of opinion which may rise in the
                          signing,   implementation   or   termination  of  this
                          Agreement  shall be adjudicated  according to the laws
                          of the State of New York,  United  States of  America,
                          without  reference to its choice of law provisions and
                          may only be filed in courts in  Southern  District  of
                          New York in Manhattan.

                  (iii)   Each  party  shall  pay its  own  costs  and  expenses
                          incurred in attempting  to resolve a dispute  pursuant
                          to the procedures set forth in this section.

            12.11  INTEGRATION.  Except for the Stock  Purchase  Agreement  this
Agreement  constitutes the entire understanding between the parties with respect tot the subject matter hereof, and supersedes and replaces all prior agreements, understandings,  writings,  and discussions between the parties relating to said subject matter.

            12.12  COUNTERPARTS.  This  Agreement may be executed in one or more counterparts,  and each of such counterparts shall, for all purposes,  be deemed to be an original,  but all of such  counterparts  shall  constitute one and the same instrument.

            12.13  FURTHER  INSTRUMENTS  AND ACTS.  Each party hereto  agrees to execute,  acknowledge  and deliver such further  instruments  and to do all such other  acts as may be  necessary  to  effect  the  purpose  and  intent  of this
Agreement.

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be  executed  on its  behalf by its duly  authorized  representatives  as of the
EFFECTIVE DATE.

CEPTOR CORPORATION                                 JCR PHARMACEUTICALS CO., LTD.

By: /s/ William H. Pursley                         By: /s/ Shin Ashida
    -----------------------                            -------------------------

Name: William H. Pursley                           Name:  Shin Ashida

Title: Chief Executive Officer                     Title: President and Chief
                                                          Executive Officer

                                   APPENDIX A

            o           US Patent 4,742,081 [carnitine]
            o           US   Patents   4,866,040,    5,008,288   and   5,876,747
                        [carnitine, aminocarnitine and cysteic acid (taurine)]
            o           US  and   worldwide   Patent   application   for  MYODUR
                        specifically  in the field of Muscular  Dystrophy  filed
                        [May 31, 2004]

            o           Other pending and issued foreign and US  counterparts to
                        the foregoing.
            o           Any and all provisional filings leading to future claims
                        on MYODUR(TM) and its use in Muscular Dystrophy

            This APPENDIX shall be periodically updated.

                                      -15-